INTANGIBLE TRANSITION PROPERTY SERVICING AGREEMENT





                                  between





                      PP&L Transition Bond Company LLC



                                   Issuer





                                    and




                                PP&L, INC.,



                                  Servicer





                           Dated August 10, 1999





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                             TABLE OF CONTENTS


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                                 ARTICLE I

                                DEFINITIONS

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SECTION 1.01.     Definitions................................................................1

SECTION 1.02.     Other Definitional Provisions..............................................1


                                 ARTICLE II

                 APPOINTMENT AND AUTHORIZATION OF SERVICER

SECTION 2.01.     Appointment of Servicer; Acceptance of Appointment.........................1

SECTION 2.02.     Authorization..............................................................2

SECTION 2.03.     Dominion and Control over Transferred Intangible Transition Property.......2


                                ARTICLE III

                              BILLING SERVICES

SECTION 3.01.     Duties of Servicer.........................................................2

SECTION 3.02.     Collection and Allocation of Intangible Transition Charges.................3

SECTION 3.03.     Payment of ITC Collections.................................................5

SECTION 3.04.     Servicing and Maintenance Standards........................................5

SECTION 3.05.     Servicer's Certificates....................................................6

SECTION 3.06.     Annual Statement as to Compliance; Notice of Default.......................6

SECTION 3.07.     Annual Independent Certified Public Accountants' Report....................7

SECTION 3.08.     Intangible Transition Property Documentation...............................7

SECTION 3.09.     Computer Records; Audits of Documentation..................................7

SECTION 3.10.     Defending Intangible Transition Property Against Claims....................8

SECTION 3.11.     Opinions of Counsel........................................................8


                                 ARTICLE IV

                SERVICES RELATED TO INTANGIBLE TRANSITION CHARGES ADJUSTMENTS

SECTION 4.01.     Intangible Transition Charges Adjustments..................................9


                                 ARTICLE V

                                THE SERVICER

SECTION 5.01.     Representations and Warranties of Servicer.................................9

SECTION 5.02.     Indemnities of Servicer; Release of Claims................................11

SECTION 5.03.     Merger or Consolidation of, or Assumption of the Obligations of, Servicer.12

SECTION 5.04.     Assignment of Servicer's Obligations......................................14

SECTION 5.05.     Limitation on Liability of Servicer and Others............................14

SECTION 5.06.     PP&L Not To Resign as Servicer............................................14

SECTION 5.07.     Quarterly Servicing Fee...................................................15

SECTION 5.08.     Servicer Expenses.........................................................15

SECTION 5.09.     Appointments..............................................................15

SECTION 5.10.     Remittances...............................................................15

SECTION 5.11.     Protection of Title.......................................................16


                                 ARTICLE VI

                              SERVICER DEFAULT

SECTION 6.01.     Servicer Default..........................................................17

SECTION 6.02.     Notice of Servicer Default................................................18

SECTION 6.03.     Waiver of Past Defaults...................................................18

SECTION 6.04.     Appointment of Successor..................................................19

SECTION 6.05.     Cooperation with Successor................................................19


                                ARTICLE VII

                          MISCELLANEOUS PROVISIONS

SECTION 7.01.     Amendment.................................................................20

SECTION 7.02.     Notices...................................................................20

SECTION 7.03.     Assignment................................................................21

SECTION 7.04.     Limitations on Rights of Others...........................................21

SECTION 7.05.     Severability..............................................................21

SECTION 7.06.     Separate Counterparts.....................................................21

SECTION 7.07.     Headings..................................................................21

SECTION 7.08.     Governing Law.............................................................21

SECTION 7.09.     Assignment to the Trustee.................................................21

SECTION 7.10.     Nonpetition Covenants.....................................................21

SECTION 7.11.     Termination...............................................................22

ANNEX 1           ITC Adjustment Process and Reports - PP&L Transition Bond Company LLC

EXHIBIT A         Servicing Procedures

APPENDIX A        Master Definitions
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                  SERVICING AGREEMENT dated August 10, 1999 (this
"Agreement") between PP&L Transition Bond Company LLC, a Delaware limited liability company (the "Issuer"), and PP&L, INC., a Pennsylvania corporation ("PP&L"), as the servicer of the Intangible Transition Property (together with each successor to PP&L (in the same capacity) pursuant to Section 5.03 or 6.02, the "Servicer").

                  WHEREAS the Servicer is willing to service the Intangible Transition Property purchased from the Seller by the Issuer; and

                  WHEREAS the Issuer, in connection with ownership of Transferred Intangible Transition Property, desires to engage the Servicer to carry out the functions described herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:


                                 ARTICLE I

                                DEFINITIONS

        SECTION 1.01. DEFINITIONS. Capitalized terms used but not otherwise defined in this Agreement have the respective meanings set forth in Appendix A hereto

        SECTION 1.02. OTHER DEFINITIONAL PROVISIONS.

        (a) The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Annex, Schedule and Exhibit references contained in this Agreement are references to Sections, Annexes, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

        (b) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.


                                 ARTICLE II

                 APPOINTMENT AND AUTHORIZATION OF SERVICER

        SECTION 2.01. APPOINTMENT OF SERVICER; ACCEPTANCE OF APPOINTMENT. Subject to Section 5.04 and Article VI, the Issuer hereby appoints the Servicer, and the Servicer hereby accepts such appointment, to perform the Servicer's obligations pursuant to this Agreement on behalf of and for the benefit of the Issuer in accordance with the terms of this Agreement. This appointment and the Servicer's acceptance thereof may not be revoked except in accordance with the express terms of this Agreement.

        SECTION 2.02. AUTHORIZATION. With respect to all or any portion of the Transferred Intangible Transition Property, the Servicer shall be, and hereby is, authorized and empowered by the Issuer to:

        (a) execute and deliver, on behalf of itself or the Issuer, as the case may be, any and all instruments, documents or notices, and

        (b) on behalf of itself or the Issuer, as the case may be, make any filing and participate in proceedings of any kind with any governmental authorities, including with the PUC.

        The Issuer shall furnish the Servicer with such documents as have been prepared by the Servicer for execution by the Issuer, and with such other documents as may be in the Issuer's possession, as necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. Upon the written request of the Servicer, the Issuer shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its duties hereunder.

        SECTION 2.03. DOMINION AND CONTROL OVER TRANSFERRED INTANGIBLE TRANSITION PROPERTY. Notwithstanding any other provision herein, the Servicer and the Issuer agree that the Issuer shall have dominion and control over the Transferred Intangible Transition Property, and the Servicer, in accordance with the terms hereof, is acting solely as the servicing agent of the Issuer with respect to the Transferred Intangible Transition Property. The Servicer hereby agrees that it shall not take any action that is not authorized by this Agreement, that is not consistent with its customary procedures and practices, or that shall impair the rights of the Issuer with respect to the Transferred Intangible Transition Property, in each case unless such action is required by law or court or regulatory order.


                                ARTICLE III

                              BILLING SERVICES

        SECTION 3.01. DUTIES OF SERVICER. The Servicer, as agent for the Issuer (to the extent provided herein), shall have the following duties:

        (a) Duties of Servicer Generally. The Servicer will manage, service, administer and make collections in respect of the Transferred Intangible Transition Property. The Servicer's duties will include:

        (i) calculating and billing the Intangible Transition Charges and collecting (from Customers and Third Parties, as applicable) and posting all ITC Collections;

        (ii) responding to inquiries by Customers, Third Parties, the PUC, or any federal, local or other state governmental authority with respect to the Transferred Intangible Transition Property and the Intangible
Transition Charges;

        (iii) accounting for ITC Collections, investigating delinquencies, processing and depositing collections, making periodic remittances and furnishing periodic reports to the Issuer, the Trustee and the Rating Agencies;

        (iv) selling, as the agent for the Issuer, as its interest may appear, defaulted or written off accounts in accordance with the Servicer's usual and customary practices; and

        (v) taking action in connection with Intangible Transition Charge Adjustments as is set forth herein.

        Anything to the contrary notwithstanding, the duties of the Servicer set forth in this Agreement shall be qualified in their entirety by the Pennsylvania Public Utility Code and any PUC Regulations, orders or directions as in effect at the time such duties are to be performed. Without limiting the generality of this Section 3.01(a), in furtherance of the foregoing, the Servicer hereby agrees that it shall also have, and shall comply with, the duties and responsibilities relating to data acquisition, usage and bill calculation, billing, customer service functions, collections, payment processing and remittance set forth in Exhibit A hereto.

        (b) Notification of Laws and Regulations. The Servicer shall immediately notify the Issuer, the Trustee and the Rating Agencies in writing of any laws or PUC Regulations, orders or directions hereafter promulgated that have a material adverse effect on the Servicer's ability to perform its duties under this Agreement.

        (c) Other Information. Upon the reasonable request of the Issuer, the Trustee or any Rating Agency, the Servicer shall provide to the Issuer, the Trustee or the Rating Agency, as the case may be, any public financial information in respect of the Servicer, or any material information regarding the Intangible Transition Property to the extent it is reasonably available to the Servicer, that may be reasonably necessary and permitted by law for the Issuer, the Trustee or the Rating Agency to monitor the performance by the Servicer hereunder. In addition, so long as any of the Transition Bonds of any Series are outstanding, the Servicer shall provide to the Issuer and to the Trustee, within a reasonable time after written request therefor, any information available to the Servicer or reasonably obtainable by it that is necessary to calculate the Intangible Transition Charges applicable to each Customer Class.

        SECTION 3.02. COLLECTION AND ALLOCATION OF INTANGIBLE TRANSITION
CHARGES.

        (a) The Servicer shall use all reasonable efforts, consistent with its customary servicing procedures, to collect all amounts owed in respect of Intangible Transition Charges as and when the same shall become due and shall follow such collection procedures as it follows with respect to collection activities that the Servicer conducts for itself or others. The Servicer shall not change the amount of or reschedule the due date of any scheduled payment of Intangible Transition Charges, except as contemplated in this Agreement or as required by law or court or PUC order or directive; provided, however, that the Servicer may take any of the foregoing actions to the extent that such action would be in accordance with customary billing and collection practices of the Servicer with respect to billing and collection activities that it conducts for itself.

        (b) As specified in PUC Order Docket No. M-00960890; F. 0011, July 11, 1997, any amounts received by the Servicer from a Customer that represent a partial payment toward an outstanding balance will be applied in the following manner:

           (i) If the Customer has a Pre-Retail Access balance, the payment will be applied as follows:

               (A) to the outstanding Pre-Retail Access balance or the
                   installment amount for a payment agreement on this amount;

               (B) to Intangible Transition Charges and Competitive
                   Transition Charges, pro rata;

               (C) to transmission and distribution charges;

               (D) to supply charges; and

               (E) to non-basic services charges.

           If the Customer has a Post-Retail Access balance, partial payments will be applied to the Pre-Retail Access balance, according to the terms of the Pre-Retail Access payment agreement, before being applied to any other outstanding Post-Retail Access charges.

           (ii)For a Customer with no Pre-Retail Access balance but with a Post-Retail Access balance, the payment will be applied as follows:

               (A) to the balance due for prior Intangible Transition
                   Charges, Competitive Transition Charges and transmission and distribution charges;

               (B) to current Intangible Transition Charges and Competitive
                   Transition Charges, pro rata;

               (C) to current transmission and distribution charges;

               (D) to the balance due for prior supply charges;

               (E) to current supply charges; and

               (F) to non-basic services.

        SECTION 3.03. PAYMENT OF ITC COLLECTIONS. The Servicer shall prepare annually a Collections Curve for each Billing Month. The Servicer agrees to remit actual ITC Collections for any Billing Month to the Trustee for deposit in the Collection Account not later than the Remittance Date immediately following the Reconciliation Date for such Billing Month. In addition, the Servicer shall make periodic payments on account of ITC Collections to the Trustee for deposit in the Collection Account, as follows: For so long as the Servicer has satisfied the conditions of
Section 5.10(b), on each Monthly Remittance Date the Servicer shall remit to the Trustee for each of the seven preceding Billing Months an amount equal to the amount of ITC Collections estimated to have been received during the preceding calendar month, based on the applicable Collections Curve for each Customer Class then in effect, for those Billing Months.

        If the Servicer has not satisfied the conditions of Section 5.10(b), on each Daily Remittance Date, the Servicer shall remit to the Trustee for each of the seven preceding Billing Months an amount equal to
(x) the amount of ITC Collections estimated to have been received during the preceding calendar month, based on the applicable Collections Curve for each Customer Class then in effect, for those Billing Months, divided by
(y) one-half the number of Business Days in the current remittance month.

        On or before the Reconciliation Date for each Billing Month, the Servicer shall determine whether there exists a Curve Payment Shortfall or an Excess Curve Payment with respect to such Billing Month. In the event that there is a Curve Payment Shortfall with respect to the applicable Billing Month, the Servicer shall pay the Curve Payment Shortfall to the Trustee for deposit into the Collection Account on that Reconciliation Date. In the event that there is an Excess Curve Payment for the applicable Billing Month, the Servicer may either (i) reduce the amount that the Servicer is required to remit to the Trustee for deposit in the Collection Account on the corresponding Remittance Date (and, if necessary, succeeding Remittance Dates) by the amount of the Excess Curve Payment, or (ii) require the Trustee to pay to the Servicer from the Collection Account the amount of the Excess Curve Payment which payment shall become the property of the Servicer.

        SECTION 3.04. SERVICING AND MAINTENANCE STANDARDS. The Servicer shall, on behalf of the Issuer:

        (a) manage, service, administer and make collections in respect of the Transferred Intangible Transition Property with reasonable care and in compliance with applicable law, including all applicable PUC Regulations and guidelines, using the same degree of care and diligence that the Servicer exercises with respect to billing and collection activities that the Servicer conducts for itself and others;

        (b) follow standards, policies and procedures in performing its duties as Servicer that are customary in the electric distribution industry;

        (c) use all reasonable efforts, consistent with its customary servicing procedures, to enforce and maintain the Issuer's and the Trustee's rights in respect of the Intangible Transition Property; and

        (d) calculate Intangible Transition Charges in compliance with the Competition Act, the Qualified Rate Order and any applicable tariffs;

except where the failure to comply with any of the foregoing would not materially and adversely affect the Issuer's or the Trustee's interest in the Transferred Intangible Transition Property. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of all or any portion of the Transferred Intangible Transition Property, which, in the Servicer's judgment, may include the taking of legal action pursuant to Section 3.10 hereof or otherwise. Notwithstanding the foregoing, the Servicer shall not change its customary and usual practices and procedures in any manner that would materially and adversely affect the Issuer's or the Trustee's interest in the Transferred Intangible Transition Property unless it shall have provided the Rating Agencies with prior written notice.

        SECTION 3.05. SERVICER'S CERTIFICATES. The Servicer will provide to the Issuer and to the Trustee the statements and certificates specified in Annex 1.

        SECTION 3.06. ANNUAL STATEMENT AS TO COMPLIANCE; NOTICE OF DEFAULT.

        (a) The Servicer shall deliver to the Issuer, to the Trustee and to each Rating Agency, on or before March 31 of each year beginning March 31, 2000, an Officers' Certificate, stating that:

        (i) a review of the activities of the Servicer during the preceding calendar year (or relevant portion thereof) and of its performance under this Agreement has been made under such officers' supervision and

        (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period or, if there has been a default in the fulfillment of any such obligation, describing each such default.

        (b) The Servicer shall deliver to the Issuer, to the Trustee and to each Rating Agency, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officers' Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 6.01 or a default under any other Basic Document.

        SECTION 3.07. ANNUAL INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' REPORT.

        (a) The Servicer shall cause a firm of independent certified public accountants (which may also provide other services to the Servicer or the Seller) to prepare, and the Servicer shall deliver to the Issuer, to the Trustee and to each Rating Agency, on or before March 31 of each year, beginning March 31, 2000 to and including the March 31 succeeding the retirement of all Transition Bonds, a report addressed to the Servicer (the "Annual Accountant's Report"), which may be included as part of the Servicer's customary auditing activities, to the effect that such firm has performed certain procedures in connection with the Servicer's compliance with its obligations under this Agreement during the preceding calendar year (or, in the case of the first Annual Accountant's Report, the period of time from the first Sale Date until December 31, 1999), identifying the results of such procedures and including any exceptions noted. In the event such accounting firm requires the Trustee or the Issuer to agree or consent to the procedures performed by such firm, the Issuer shall direct the Trustee in writing to so agree; it being understood and agreed that the Trustee will deliver such letter of agreement or consent in conclusive reliance upon the direction of the Issuer, and the Trustee will not make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

        (b) The Annual Accountant's Report shall also indicate that the accounting firm providing such report is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

        SECTION 3.08. INTANGIBLE TRANSITION PROPERTY DOCUMENTATION. To assure uniform quality in servicing the Transferred Intangible Transition Property and to reduce administrative costs, the Servicer shall keep on file, in accordance with its customary procedures, all Intangible
Transition Property Documentation.

        SECTION 3.09. COMPUTER RECORDS; AUDITS OF DOCUMENTATION.

        (a) Safekeeping. The Servicer shall maintain accurate and complete accounts, records and computer systems pertaining to the Intangible Transition Property and the Intangible Transition Property Documentation in accordance with its standard accounting procedures and in sufficient detail to permit reconciliation between payments or recoveries on (or with respect to) Intangible Transition Charges and the ITC Collections from time to time remitted to the Trustee pursuant to Section 5.10 and to enable the Issuer to comply with this Agreement and the Indenture. The Servicer shall conduct, or cause to be conducted, periodic audits of the Intangible Transition Property Documentation held by it under this Agreement and of the related accounts, records and computer systems, in such a manner as shall enable the Issuer and the Trustee, as pledgee of the Issuer, to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Issuer and to the Trustee any failure on the Servicer's part to hold the Intangible Transition Property Documentation and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer or the Trustee of the Intangible Transition Property Documentation.

        (b) Maintenance of and Access to Records. The Servicer shall maintain the Intangible Transition Property Documentation at 2 North Ninth Street, Allentown, Pennsylvania or at such other office as shall be specified to the Issuer and to the Trustee by written notice not later than 30 days prior to any change in location. The Servicer shall permit the Issuer and the Trustee or their respective duly authorized representatives, attorneys, agents or auditors at any time during normal business hours to inspect, audit and make copies of and abstracts from the Servicer's records regarding the Intangible Transition Property and Intangible Transition Charges and the Intangible Transition Property Documentation. The failure of the Servicer to provide access to such information as a result of an obligation or applicable law (including PUC Regulations) prohibiting disclosure of information regarding customers shall not constitute a breach of this Section 3.09(b).

        SECTION 3.10. DEFENDING INTANGIBLE TRANSITION PROPERTY AGAINST CLAIMS. The Servicer shall institute any action or proceeding necessary to compel performance by the PUC or the Commonwealth of Pennsylvania of any of their obligations or duties under the Competition Act or the Qualified Rate Order with respect to the Intangible Transition Property. The costs of any such action reasonably allocated by the Servicer to the Transferred Intangible Transition Property shall be payable from ITC Collections as an Operating Expense in accordance with the Indenture. The Servicer's obligations pursuant to this Section 3.10 shall survive and continue notwithstanding the fact that the payment of Operating Expenses pursuant to the Indenture may be delayed (it being understood that the Servicer may be required to advance its own funds to satisfy its obligations hereunder).

        SECTION 3.11. OPINIONS OF COUNSEL. The Servicer shall deliver to the Issuer and to the Trustee:

    (a) promptly after the execution and delivery of this Agreement and of each amendment hereto, promptly after the execution of the Sale Agreement and of each amendment thereto and on each Sale Date, an Opinion of Counsel either:

         (i) to the effect that, in the opinion of such counsel, all filings, including filings with the PUC pursuant to the Competition Act, that are necessary to fully preserve and protect the interests of the Trustee in the Transferred Intangible Transition Property have been executed and filed, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or

        (ii) to the effect that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; and

        (b) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the first Sale Date, an Opinion of Counsel, dated as of a date during such 90-day period, either:

        (i) to the effect that, in the opinion of such counsel, all filings, including filings with the PUC pursuant to the Competition Act, have been executed and filed that are necessary to preserve fully and protect fully the interest of the Trustee in the Transferred Intangible Transition Property, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or

        (ii) to the effect that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

Each Opinion of Counsel referred to in clause (a) or (b) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.


                                 ARTICLE IV

       SERVICES RELATED TO INTANGIBLE TRANSITION CHARGES ADJUSTMENTS

        SECTION 4.01. INTANGIBLE TRANSITION CHARGES ADJUSTMENTS. The Servicer shall perform the calculations and take the actions relating to adjusting the Intangible Transition Charges, as set forth in Annex 1.


                                 ARTICLE V

                                THE SERVICER

        SECTION 5.01. REPRESENTATIONS AND WARRANTIES OF SERVICER. The Servicer makes the following representations and warranties as of each Sale Date, on which the Issuer has relied and will rely in acquiring Transferred Intangible Transition Property. The representations and warranties shall survive the sale of any of the Transferred Intangible Transition Property to the Issuer and the pledge thereof to the Trustee pursuant to the Indenture.

        (a) Organization and Good Standing. The Servicer is a corporation duly organized and in good standing under the laws of the state of its incorporation, with the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted and to execute, deliver and carry out the terms of this Servicing Agreement, and has the power, authority and legal right to service the Transferred Intangible Transition Property.

        (b) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in, all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Transferred Intangible Transition Property as required by this Agreement) requires such qualifications, licenses or approvals (except where the failure to so qualify would not be reasonably likely to have a material adverse effect on the Servicer's business, operations, assets, revenues, properties or prospects or adversely affect the servicing of the Transferred Intangible Transition Property).

        (c) Power and Authority. The Servicer has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action.

        (d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms subject to bankruptcy, receivership, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

        (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Servicer, or any indenture, agreement or other instrument to which the Servicer is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument; or violate any law or any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties.

        (f) Approvals. Except for filings with the PUC for adjusting Intangible Transition Charges pursuant to Section 4.01 and Annex 1 and UCC continuation filings, no approval, authorization, consent, order or other action of, or filing with, any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the execution and delivery by the Servicer of this Agreement, the performance by the Servicer of the transactions contemplated hereby or the fulfillment by the Servicer of the terms hereof, except those that have been obtained or made.

        (g) No Proceedings. There are no proceedings or investigations pending or, to the Servicer's best knowledge, threatened before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties:

        (i) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability against the Servicer of, this Agreement; or

        (ii) relating to the Servicer and which might materially and adversely affect the treatment of the Transition Bonds as debt for federal or state income tax purposes.

        (h) Reports and Certificates. Each report and certificate delivered in connection with any filing made to the PUC by the Servicer on behalf of the Issuer with respect to Intangible Transition Charges or Intangible Transition Charges Adjustments will constitute a representation and warranty by the Servicer that each such report or certificate, as the case may be, is true and correct in all material respects; provided, however, that to the extent any such report or certificate is based in part upon or contains assumptions, forecasts or other predictions of future events, the representation and warranty of the Servicer with respect thereto will be limited to the representation and warranty that such assumptions, forecasts or other predictions of future events are reasonable based upon historical performance.

        SECTION 5.02. INDEMNITIES OF SERVICER; RELEASE OF CLAIMS.

        (a) The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.

        (b) The Servicer shall indemnify the Issuer and the Trustee (for itself and on behalf of the Transition Bondholders) and each of their respective trustees, members, managers, officers, directors, employees and agents for, and defend and hold harmless each such Person from and against, any and all Losses that may be imposed upon, incurred by or asserted against any such Person as a result of

        (i) the Servicer's wilful misconduct, bad faith or gross negligence in the performance of its duties or observance of its covenants under this Agreement or the Servicer's reckless disregard of its obligations and duties under this Agreement;

        (ii) the Servicer's breach of any of its representations or warranties in this Agreement; and

        (iii) litigation and related expenses relating to its status and obligations as Servicer.

        (c) If any action, claim, demand or proceeding (including any governmental investigation) shall be brought or asserted against a party (the "indemnified party") entitled to any indemnification provided for under this Section 5.02, such indemnified party shall promptly notify the Servicer in writing; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Servicer shall have been actually prejudiced as a result of such failure.

        (d) The Servicer shall indemnify the Trustee and its respective officers, directors and agents for, and defend and hold harmless each such Person from and against, any and all Losses that may be imposed upon, incurred by or asserted against any such Person as a result of the acceptance or performance of the trusts and duties contained herein and in the Indenture, except to the extent that any such Loss shall be due to the wilful misconduct, bad faith or gross negligence of the Trustee. Such amounts with respect to the Trustee shall be deposited and distributed in accordance with the Indenture.

        (e) The Servicer's indemnification obligations under Section 5.02(b) and (d) for events occurring prior to the removal or resignation of the Trustee or the termination of this Agreement shall survive the resignation or removal of the Trustee or the termination of this Agreement and shall include reasonable costs, fees and expenses of investigation and litigation (including the Issuer's and the Trustee's reasonable attorneys' fees and expenses).

        (f) Except to the extent expressly provided for in this Agreement, the Sale Agreement or the Formation Documents (including the Servicer's claims with respect to the Quarterly Servicing Fees and the Seller's claim for payment of the purchase price of Intangible Transition Property), the Servicer hereby releases and discharges the Issuer (including its Member, managers, officers, employees and agents, if any), and the Trustee (including its respective officers, directors and agents) (collectively, the "Released Parties") from any and all actions, claims and demands whatsoever, which the Servicer shall or may have against any such Person relating to the Transferred Intangible Transition Property or the Servicer's activities with respect thereto other than any actions, claims and demands arising out of the wilful misconduct, bad faith or gross negligence of the Released Parties.

        SECTION 5.03. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, SERVICER. Any Person:

        (a) into which the Servicer may be merged or consolidated and which succeeds to all or substantially all of the electric distribution business of the Servicer,

        (b) which results from the division of the Servicer into two or more Persons and which succeeds to all or substantially all of the electric distribution business of the Servicer,

        (c) which may result from any merger or consolidation to which the Servicer shall be a party and which succeeds to all or substantially all of the electric distribution business of the Servicer,

        (d) which may succeed to the properties and assets of the Servicer substantially as a whole and which succeeds to all or substantially all of the electric distribution business of the Servicer or

        (e) which may otherwise succeed to all or substantially all of the electric distribution business of the Servicer,

        which Person in any of the foregoing cases, as a condition to the effectiveness of such transaction, shall execute an agreement of assumption to perform every obligation of the Servicer under this Agreement, shall be the successor to the Servicer under this Agreement without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that:

        (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 5.01 shall have been breached and no Servicer Default, and no event that, after notice or lapse of time, or both, would become a Servicer Default, shall have occurred and be continuing,

        (ii) the Servicer shall have delivered to the Issuer and the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 5.03 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with,

        (iii) the Servicer shall have delivered to the Issuer and to the Trustee an Opinion of Counsel either

                (A) stating that, in the opinion of such counsel, all filings to be made by the Servicer, including filings with the PUC pursuant to the Competition Act, that are necessary fully to preserve and protect the interests of the Trustee in the Transferred Intangible Transition Property have been executed and filed and reciting the details of such filings or

                (B) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interests.

        (iv) the Rating Agencies shall have received prior written notice of such transaction; and

        (v) the Servicer shall have delivered to the Issuer and the Trustee an opinion of independent tax counsel (as selected by, and in form and substance reasonably satisfactory to, the Servicer, and which may be based on a ruling from the Internal Revenue Service) to the effect that, for federal income tax purposes, such consolidation or merger will not result in a material adverse federal income tax consequence to the Servicer, the Issuer, the Trustee or the then existing Transition Bondholders.

The Servicer shall not consummate any transaction referred to in clauses
(a), (b), (c), (d) or (e) above except upon execution of the above described agreement of assumption and compliance with clauses (i), (ii),
(iii), (iv) and (v) above. When any Person acquires the properties and assets of the Servicer substantially as a whole and becomes the successor to the Servicer in accordance with the terms of this Section 5.03, then upon the satisfaction of all of the other conditions of this Section 5.03, the Servicer shall automatically and without further notice be released from its obligations hereunder.

        SECTION 5.04. ASSIGNMENT OF SERVICER'S OBLIGATIONS. Pursuant to paragraph 17 of the Qualified Rate Order in which the PUC authorizes PP&L to contract with an alternative party to perform PP&L's obligations contemplated in the Qualified Rate Order, the Servicer may assign its obligations hereunder to any electric distribution company (as such term is defined in the Competition Act) which succeeds to all or substantially all of PP&L's electric distribution business upon the satisfaction of the requirements specified in Section 5.03.

        SECTION 5.05. LIMITATION ON LIABILITY OF SERVICER AND OTHERS. The Servicer shall not be liable to the Issuer or the Trustee, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer against any liability that would otherwise be imposed by reason of wilful misconduct, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on the advice of counsel reasonably acceptable to the Trustee or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising under this Agreement.

        Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Transferred Intangible Transition Property in accordance with this Agreement or related to its obligation to pay indemnification, and that in its reasonable opinion may cause it to incur any expense or liability.

        SECTION 5.06. PP&L NOT TO RESIGN AS SERVICER. Subject to the provisions of Sections 5.03 and 5.04, PP&L shall not resign from the obligations and duties imposed on it as Servicer under this Agreement except upon a determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law. Notice of any such determination permitting the resignation of PP&L shall be communicated to the Issuer, to the Trustee and to each Rating Agency at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time), and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Issuer and the Trustee concurrently with or promptly after such notice. No such resignation shall become effective until a successor Servicer shall have assumed the servicing obligations and duties hereunder of the Servicer in accordance with Section 6.02.

        SECTION 5.07. QUARTERLY SERVICING FEE. The Issuer agrees to pay the Servicer on the Business Day preceding each Payment Date, solely to the extent amounts are available therefor in accordance with the Indenture, the Quarterly Servicing Fee with respect to all Series of Transition Bonds. For so long as PP&L is the Servicer, the Quarterly Servicing Fee shall be $312,500. The Servicer shall be entitled to retain as additional compensation net investment income on ITC Collections related to Transferred Intangible Transition Property received by the Servicer during any Collection Period and earned or accrued prior to the remittance of ITC Collections by the Servicer to the Collection Account, and the late fees, if any, paid by Customers to the Servicer. The foregoing fees constitute a fair and reasonable price for the obligations to be performed by the Servicer.

        SECTION 5.08. SERVICER EXPENSES. Except as otherwise expressly provided herein, the Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants and counsel, taxes imposed on the Servicer and expenses incurred in connection with reports to Transition Bondholders.

        SECTION 5.09. APPOINTMENTS. The Servicer may at any time appoint a subservicer to perform all or any portion of its obligations as Servicer hereunder; provided, however, that the Rating Agency Condition (other than with respect to Moody's) shall have been satisfied in connection therewith and that prior notice of such appointment shall have been given to Moody's; and provided further that the Servicer shall remain obligated and be liable to the Issuer for the servicing and administering of the Transferred Intangible Transition Property in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Transferred Intangible Transition Property. The fees and expenses of the subservicer shall be as agreed between the Servicer and its subservicer from time to time, and none of the Issuer, the Trustee or the Transition Bondholders shall have any responsibility therefor.

        SECTION 5.10. REMITTANCES.

        (a) The Servicer shall remit all ITC Collections (from whatever source) in accordance with Section 3.03, and all proceeds of other Collateral of the Issuer, if any, received by the Servicer, to the Trustee for deposit pursuant to the Indenture, not later than each Daily Remittance Date. The Servicer shall remit any Indemnity Amounts paid or received by it immediately to the Trustee for deposit pursuant to the Indenture.

        (b) Notwithstanding the foregoing clause (a), as long as :

        (i) PP&L or any successor to PP&L's electric distribution business remains the Servicer,

        (ii) no Servicer Default has occurred and is continuing,

        (iii)

                (A) PP&L or such successor maintains a short-term rating of "A-1" or better by Standard & Poor's, "P-1" or better by Moody's and "F-1" or better by Fitch (and for five Business Days following a reduction in either such rating), or

                (B) the Rating Agency Condition shall have been satisfied (and any conditions or limitations imposed by the Rating Agencies in connection therewith are complied with), and

        (iv) the amount remitted on any Monthly Remittance Date does not exceed $50,000,000,

   the Servicer need not make the daily remittances required by clause
   (a), but in lieu thereof, shall remit all ITC Collections (from whatever source) in accordance with Section 3.03, and all proceeds of other Collateral of the Issuer, if any, received by the Servicer during any Collection Period, to the Trustee for deposit pursuant to the Indenture, not later than the corresponding Monthly Remittance Date.

        In order to permit remittances on Monthly Remittance Dates, the Servicer has obtained a surety bond from National Fire Insurance Company of Hartford. The Servicer shall give notice to Moody's promptly upon the termination of that surety bond. If at any time the Issuer receives any payment on the surety bond, the Issuer shall forward such payment to the Trustee for deposit to the credit of the Collection Account on the same day on which such payment is received by the Issuer.

        SECTION 5.11. PROTECTION OF TITLE. The Servicer shall execute and file such filings, including filings with the PUC pursuant to the Competition Act, and cause to be executed and filed such filings, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interests of the Trustee in the Transferred Intangible Transition Property, including all filings required under the Competition Act relating to the transfer of the ownership or security interest in the Transferred Intangible Transition Property by the Seller to the Issuer or any security interest granted by the Issuer to the Trustee in the Transferred Intangible Transition Property. The Servicer shall deliver (or cause to be delivered) to the Issuer and the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.


                                 ARTICLE VI

                              SERVICER DEFAULT


        SECTION 6.01. SERVICER DEFAULT. If any one of the following events (a "Servicer Default") occurs and is continuing:

        (a) any failure by the Servicer to remit to the Trustee, on behalf of the Issuer, any required remittance that continues unremedied for a period of five Business Days after written notice of such failure is received by the Servicer from the Issuer or the Trustee; or

        (b) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement of the Servicer set forth in this Agreement or any other Basic Document to which it is a party in such capacity, which failure

        (i) materially and adversely affects the Intangible Transition Property, and

        (ii) continues unremedied for a period of 60 days after written notice of such failure has been given to the Servicer by the Issuer or by the Trustee or after discovery of such failure by an officer of the Servicer; or

        (c) any representation or warranty made by the Servicer in this Agreement proves to have been incorrect when made, which has a material adverse effect on the Issuer or the Transition Bondholders and which material adverse effect continues unremedied for a period of 60 days after the date on which written notice thereof shall have been given to the Servicer by the Issuer or the Trustee or after discovery of such failure by an officer of the Servicer, as the case may be; or

        (d) an Insolvency Event occurs with respect to the Servicer;

then, and in each and every case, so long as the Servicer Default shall not have been remedied, the Trustee, with the consent of the Holders of a majority of the outstanding principal amount of the Transition Bonds of all Series, by notice then given in writing to the Servicer (a "Termination Notice") may terminate all the rights and obligations (other than the indemnification obligations set forth in Section 5.02 hereof and the obligation under Section 6.04 to continue performing its functions as Servicer until a successor Servicer is appointed) of the Servicer under this Agreement. In addition, upon a Servicer Default, the Issuer and the Trustee shall be entitled to apply to the PUC for sequestration and payment to the Trustee of revenues arising with respect to the Transferred Intangible Transition Property.

        On or after the receipt by the Servicer of a Termination Notice, all authority and power of the Servicer under this Agreement, whether with respect to the Transferred Intangible Transition Property, the related Intangible Transition Charges or otherwise, shall, upon appointment of a successor Servicer pursuant to Section 6.04, without further action, pass to and be vested in such successor Servicer and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such Termination Notice, whether to complete the transfer of the Intangible Transition Property Documentation and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer, the Trustee and the Issuer in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for remittance, or shall thereafter be received by it with respect to the Transferred Intangible Transition Property or the related Intangible Transition Charges. As soon as practicable after receipt by the Servicer of such Termination Notice, the Servicer shall deliver the Intangible Transition Property Documentation to the successor Servicer. All reasonable costs and expenses (including attorneys fees and expenses) incurred in connection with transferring the Intangible Transition Property Documentation to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Termination of PP&L as Servicer shall not terminate PP&L's rights or obligations under the Contribution Agreement.

        SECTION 6.02. NOTICE OF SERVICER DEFAULT. The Servicer shall deliver to the Issuer, to the Trustee and to each Rating Agency promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officer's Certificate of any event or circumstance which, with the giving of notice or the passage of time, would become a Servicer Default under Section 6.01.

        SECTION 6.03. WAIVER OF PAST DEFAULTS. The Trustee, with the consent of Holders of the majority of the outstanding principal amount of the Transition Bonds of all Series, may waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required remittances to the Trustee of ITC Collections from Transferred Intangible Transition Property in accordance with Section 5.10 of this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

        SECTION 6.04. APPOINTMENT OF SUCCESSOR.

        (a) Upon the Servicer's receipt of a Termination Notice pursuant to
Section 6.01 or the Servicer's resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement and shall be entitled to receive the requisite portion of the Quarterly Servicing Fees, until a successor Servicer shall have assumed in writing the obligations of the Servicer hereunder as described below. In the event of the Servicer's removal or resignation hereunder, the Trustee shall appoint a successor Servicer, with the consent of the Holders of a majority of the outstanding principal amount of the Transition Bonds of all Series, and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Issuer and the Trustee. If, within 30 days after the delivery of the Termination Notice, a new Servicer shall not have been appointed and accepted such appointment, the Trustee may petition the PUC or a court of competent jurisdiction to appoint a successor Servicer under this Agreement. A Person shall qualify as a successor Servicer only if:

        (i) such Person is permitted under PUC Regulations to perform the duties of the Servicer pursuant to the Competition Act, the Qualified Rate Order and this Agreement,

        (ii) the Rating Agency Condition shall have been satisfied,

        (iii) such Person enters into a servicing agreement with the Issuer having substantially the same provisions as this Agreement,

        (iv) such Person is Y2K Compliant.

        (b) Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer under this Agreement and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Quarterly Servicing Fees and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement. No successor Servicer shall be entitled to any Quarterly Servicing Fee in excess of one and one-half percent of the Outstanding Amount of the Bonds unless (i) prior notice shall have been given to the Rating Agencies and
(ii) the PUC shall have approved such Quarterly Servicing Fee.

        (c) The successor Servicer may not resign unless it is prohibited from serving as such by law.

        SECTION 6.05. COOPERATION WITH SUCCESSOR. The Servicer covenants and agrees with the Issuer that it will, on an ongoing basis, cooperate with the successor Servicer and provide whatever information is, and take whatever actions are, reasonably necessary to assist the successor Servicer in performing its obligations hereunder.


                                ARTICLE VII

                          MISCELLANEOUS PROVISIONS


        SECTION 7.01. AMENDMENT. This Agreement may be amended by the Servicer and the Issuer, with the consent of the Trustee and the satisfaction of the Rating Agency Condition (other than with respect to Moody's), provided that prior notice of such amendment, accompanied by a form of the proposed amendment, shall have been given to Moody's. Promptly after the execution of any such amendment or consent, the Issuer shall furnish written notification of the substance of such amendment or consent to each of the Rating Agencies.

        Prior to the execution of any amendment to this Agreement, the Issuer and the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 3.11. The Issuer and the Trustee may, but shall not be obligated to, enter into any such amendment which affects their own rights, duties or immunities under this Agreement or otherwise.

        SECTION 7.02. NOTICES. All demands, notices and communications upon or to the Servicer, the Issuer, the Trustee or the Rating Agencies under this Agreement shall be in writing, delivered personally, via facsimile, reputable overnight courier or by first class mail, postage prepaid, and shall be deemed to have been duly given upon receipt

        (a) in the case of the Servicer, to PP&L, 2 North Ninth Street, Allentown, PA 18101, Attention of Treasurer;

        (b) in the case of the Issuer, to PP&L Transition Bond Company LLC, 2 North Ninth Street, GENA 9-2, Room Number 3; Allentown, PA 18101, Attention of Managers;

        (c) in the case the Trustee, at the address provided for notices or communications to such Person in the Indenture;

        (d) in the case of Moody's, to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007;

        (e) in the case of Standard & Poor's, to Standard & Poor's Corporation, 55 Water Street, New York, New York 10041, Attention: Asset Backed Surveillance Department; and

        (f) in the case of Fitch IBCA, to Fitch IBCA, Inc., 1 State Street Plaza, New York, New York 10004, Attention: ABS Surveillance;

or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

        SECTION 7.03. ASSIGNMENT. Notwithstanding anything to the contrary contained herein, except as provided in Sections 5.03 and 5.04 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Servicer.

        SECTION 7.04. LIMITATIONS ON RIGHTS OF OTHERS. The provisions of this Agreement are solely for the benefit of the Servicer, the Issuer and the Trustee, on behalf of itself and the Transition Bondholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in any Collateral or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

        SECTION 7.05. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        SECTION 7.06. SEPARATE COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

        SECTION 7.07. HEADINGS. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

        SECTION 7.08. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

        SECTION 7.09. ASSIGNMENT TO THE TRUSTEE. The Servicer hereby acknowledges and consents to any pledge, assignment and grant of a security interest by the Issuer to the Trustee pursuant to the Indenture for the benefit of the Transition Bondholders of all right, title and interest of the Issuer in, to and under the Transferred Intangible Transition Property owned by the Issuer and the proceeds thereof and the assignment of any or all of the Issuer's rights hereunder to the Trustee. In no event shall the Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer, hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

        SECTION 7.10. NONPETITION COVENANTS. Notwithstanding any prior termination of this Agreement or the Indenture, but subject to the PUC's rights to order the sequestration and payment of revenues arising with respect to the Transferred Intangible Transition Property notwithstanding any bankruptcy, reorganization or other insolvency proceedings with respect to the debtor, pledgor or transferor of the Transferred Intangible Transition Property pursuant to Section 2812(d)(3)(v) of the Competition Act, the Servicer shall not, prior to the date which is one year and one day after the termination of the Indenture, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of the property of the Issuer, or ordering the winding up or liquidation of the affairs of the Issuer.

        SECTION 7.11. TERMINATION. This Agreement shall terminate when all Transition Bonds have been retired, redeemed or defeased in full.



           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.



                                        PP&L TRANSITION BOND
                                         COMPANY LLC

                                        By:   /s/ James E. Abel
                                              ----------------------------
                                        Title: Manager


                                        PP&L, INC., as Servicer

                                        By:   /s/ John R. Biggar
                                              ----------------------------
                                        Title: Senior Vice President and
                                               Chief Financial Officer


                                        Acknowledged and Accepted:

                                        THE BANK OF NEW YORK,
                                        not in its individual
                                        capacity but solely as
                                        Trustee on behalf of the
                                        Holders of the
                                        Transition Bonds

                                        By:   /s/ Hugo Jendrot
                                              ----------------------------
                                        Title: Assistant Vice President



                                  ANNEX 1

                                     TO

                            SERVICING AGREEMENT


The Servicer agrees to comply with the following with respect to PP&L Transition Bond Company LLC (the "Issuer"):

        SECTION 1. DEFINITIONS.

        (a) Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Appendix A to the Servicing Agreement dated August 10, 1999, between the Issuer and PP&L, Inc., as Servicer.

        (b) Whenever used in this Annex 1, the following words and phrases shall have the following meanings:

        Adjustment Request means an application filed by the Servicer with the PUC for revised Intangible Transition Charges pursuant to
        Section 5(b) of this Annex.

        SECTION 2. CALCULATION DATE STATEMENTS. For each Calculation Date, the Servicer will provide to the Issuer and the Trustee a statement indicating

        (a) the Transition Bond Balance and the Projected Transition Bond Balance for each Series as of the immediately preceding Payment Date,

        (b) the amount on deposit in the Overcollateralization Subaccount and the Scheduled Overcollateralization Level as of the immediately preceding Payment Date,

        (c) the amount on deposit in the Capital Subaccount and the required Capital Subaccount balance as of the immediately preceding Payment Date;

        (d) the amount on deposit in the Reserve Subaccount as of the immediately preceding Payment Date;

        (e) the Projected Transition Bond Balance and the Servicer's projection of the Transition Bond Balance for the Payment Date immediately preceding the next succeeding Adjustment Date;

        (f) the Scheduled Overcollateralization Level and the Servicer's projection of the amount on deposit in the Overcollateralization Subaccount for the Payment Date immediately preceding the next succeeding Adjustment Date;

        (g) the required Capital Subaccount balance and the Servicer's projection of the amount on deposit in the Capital Subaccount for the Payment Date immediately preceding the next succeeding Adjustment Date; and

        (h) the Servicer's projection of the amount on deposit in the Reserve Subaccount for the Payment Date immediately preceding the next succeeding Adjustment Date;

        On each annual Adjustment Date, the Servicer shall provide Moody's with a schedule indicating any changes to Intangible Transition Charges by Rate Schedule.

        On a monthly basis, the Servicer shall prepare and deliver to Moody's a statement setting forth (i) the Scheduled Overcollateralization Level as of the immediately preceding Payment Date, (ii) the amount on deposit in the Overcollateralization Subaccount as of the date of such statement, (iii) any deposits or withdrawals from the Overcollateralization Subaccount since the preceding statement, (iv) the required Capital Subaccount balance as of the immediately preceding Payment Date, (v) the amount on deposit in the Capital Subaccount as of the date of such statement, (vi) any deposits or withdrawals from the Capital Subaccount since the preceding statement, and (vii) the amount on deposit in the Reserve Subaccount as of the date of such statement.

        SECTION 3. REMITTANCE DATE STATEMENTS. On or before each Remittance Date, but not more frequently than monthly, the Servicer shall prepare and furnish to the Issuer and the Trustee a statement setting forth the aggregate amount remitted or to be remitted by the Servicer to the Trustee (net of any unreimbursed Excess Curve Payments) for deposit on such Remittance Date pursuant to the Indenture.

        SECTION 4. PAYMENT DATE STATEMENTS. On or before each Payment Date, the Servicer will prepare and furnish to the Issuer and to the Trustee a statement setting forth the transfers and payments to be made in respect of such Payment Date pursuant to Section 8.02(d) of the Indenture and the amounts thereof and the amounts to be paid to Holders of Transition Bonds of each Series pursuant to Section 8.02(e) of the Indenture.

        SECTION 5. INTANGIBLE TRANSITION CHARGES ADJUSTMENTS.

        (a) Prior to each Calculation Date, the Servicer shall calculate

            (i) the Transition Bond Balance as of each Calculation Date (a written copy of which shall be delivered by the Servicer to the Trustee within five days following such Calculation Date) and

            (ii) the revised Intangible Transition Charges with respect to the Transferred Intangible Transition Property for the then-current calendar year and each subsequent calendar year, such that the Servicer projects that ITC Collections therefrom allocable to the Issuer will be sufficient so that:

                (A) the Transition Bond Balance on the Payment Date immediately preceding the next Adjustment Date will equal the Projected Transition Bond Balance as of such date or, with respect to the period in which monthly rate adjustments are utilized, the 25th day of the month (or if such day is not a Business Day, the next following Business
                Day) immediately preceding the next monthly Adjustment Date, taking into account any amounts on deposit in the Reserve Subaccount,

                (B) the amount on deposit in the Overcollateralization Subaccount on the Payment Date immediately preceding the next Adjustment Date or, with respect to the period in which monthly rate adjustments are utilized, the 25th day of the month (or if such day is not a Business Day, the next following Business Day) immediately preceding the next monthly Adjustment Date, will equal the Scheduled Overcollateralization Level for such date, taking into account amounts on deposit in the Reserve Subaccount,

                (C) the amount on deposit in the Capital Subaccount on the Payment Date immediately preceding the next Adjustment Date, or, with respect to the period in which monthly rate adjustments are utilized, the 25th day of the month (or if such day is not a Business Day, the next following Business
                Day) immediately preceding the next monthly Adjustment Date, will equal its required level for such date, taking into account any amounts on deposit in the Reserve Subaccount, and

                (D) thereafter the ITC Collections will provide for amortization of the remaining outstanding principal amount of each Series in accordance with the Expected Amortization Schedule therefor, payment of interest on each Series when due and deposits to the Overcollateralization Subaccount such that the balance therein will equal the Scheduled Overcollateralization Level on each Payment Date.

        (b) On each Calculation Date, the Servicer shall take the following actions:

            (i) The Servicer shall make annual reconciliation filings with the PUC on October 1 of each year to and including the October 1 2007 Calculation Date. These filings shall include:

                (A) actual over-collections of Intangible Transition Charges or under-collections of Intangible Transition Charges (collectively, "Over/Under Collections") for the eight months from the beginning of the current calendar year until August 31,

                (B) an estimate of Over/Under Collections for the four months ending on the immediately following December 31 and

                (C) forecasts of other items as permitted by the Qualified Rate Order.

            On December 15, the Servicer shall file actual Over/Under Collection data as of November 30, replacing the estimates submitted on October 1; the December 15 filing shall include a tariff supplement and supporting data setting forth new Intangible Transition Charges to become effective on the next January 1.

            (ii) The Servicer shall make interim reconciliation filings with the PUC, with respect to the July 1, 2008 and October 1, 2008 Adjustment Dates, on June 15, 2008 and September 15, 2008, respectively, and on the fifteenth day of the month preceding each monthly Adjustment Date thereafter commencing with the December 15, 2008 Calculation Date, in order to minimize any possible Over/Under Collection of Intangible Transition Charges until the next interim reconciliation adjustment becomes effective. Each such interim adjustment will become effective on the immediately following Adjustment Date. Such interim reconciliation filings will be based upon, inter alia, the cumulative differences between:

                (A) the amount needed in order to provide for amortization of the remaining outstanding principal amount of each Series in accordance with the Expected Amortization Schedule therefor, payment of interest on each Series when due, deposits to the Overcollateralization Subaccount such that the balance therein will equal the applicable Scheduled Overcollateralization Level and replenishment of any withdrawals from the Capital Account, and

                (B) actual remittances of Intangible Transition Charges to the Trustee.

        (c) On each Adjustment Date, the Servicer shall

            (i) take all reasonable actions and make all reasonable efforts in order to effectuate all adjustments approved by the PUC to the Intangible Transition Charges, and

            (ii) promptly send to the Trustee copies of all material notices and documents relating to such adjustments.


                                 EXHIBIT A
                                     TO
                            SERVICING AGREEMENT

        The Servicer agrees to comply with the following servicing procedures:

        SECTION 1. Definitions.

        (a) Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Servicing Agreement dated as of August 10, 1999, between the Issuer and
        PP&L, as Servicer (the "Servicing Agreement").

        (b) Whenever used in this Exhibit A, the following words and phrases shall have the following meanings:

           Adjustment Request has, with respect to the Issuer, the meaning given to such term in Annex 1.

           Applicable MDMA means with respect to each Customer, the meter data management agent or Third Party providing meter reading services for that Customer's account.

           Applicable Third Party means, with respect to each Customer, the Third Party, if any, providing billing or metering services to that Customer.

           Billed Intangible Transition Charges means the amounts billed to Customers pursuant to the Intangible Transition Charges, whether billed directly to such Customers by the Servicer or indirectly through a Third Party pursuant to Consolidated Third Party Billing.

           Bills means each of the regular monthly bills, the summary bills, the opening bills and the Closing Bills issued to Customers or Third Parties by PP&L.

           Budget Payment Plan means a levelized payment plan offered by PP&L, which, if elected by a Customer, provides for level monthly Bill charges to such Customer. For Residential Customers, this charge is calculated by calculating actual electricity charges for the previous year, adjusted for weather, and dividing this amount by twelve. The number which result from this calculation is charged to the Residential Customer each month. In the twelfth month, PP&L bills the Residential customer for actual use in that month, adjusted for any excess or deficit the Customer has paid PP&L over the prior eleven months. If the Customer owes PP&L $4 or more over the normal budget amount, that Customer has the option repaying the full amount in the twelfth month, or spreading the amount of this deficit in equal installments over the first four months of the Customer's next budget year. The procedure is similar for Small Commercial and Industrial and Large Commercial and Industrial Customers, except that the charges for previous year is divided by eleven to determine the amount that is charged for each month.

           Closing Bill means the final bill issued to a Customer at the time service is terminated.

           Consolidated Third Party Billing means the billing option available to Customers served by a Third Party pursuant to which such Third Party will be responsible for billing and collecting all charges to Customers electing such billing option, including the Intangible Transition Charges, and will become obligated to the Servicer for such Billed Intangible Transition Charges, all in accordance with applicable PUC Regulations and orders.

           Full Consolidated Third Party Billing means the billing option available to Customers served by a Third Party, if such option is approved by the utility with respect to such Third Party, pursuant to which such Third Party performs the same tasks it would perform under Consolidated Third Party Billing, including billing Customers the itemized charges supplied by the Servicer to such Third Party.

           Intangible Transition Charge Effective Date means the date on which the initial Intangible Transition Charges go into effect pursuant to the QRO.

           Intangible Transition Charge Termination Date means the date on which the Intangible Transition Charges will cease to be billed pursuant to the terms of the QRO.

           Net Write-Off Percent means the number (expressed as a percent) equal to:

               (i) the amount by which Write-Offs attributable to a particular Billing Period exceed Write-Off recoveries attributable to such Billing Period, divided by

               (ii) the total billed revenue attributable to such Billing
               Period.

           Servicer Policies and Practices means, with respect to the Servicer's duties under this Exhibit A, the policies and practices of the Servicer applicable to such duties that the Servicer follows with respect to comparable assets that it services for itself.

           Variables means the following variables for each Customer Class used in calculating Adjustment Requests:

               (i) the 30-day outstanding billed revenue;

               (ii) the 60-day outstanding billed revenue;

               (iii) the 90-day outstanding billed revenue (which may be solved for in accordance with applicable Servicer Policies and Practices);

               (iv) the 120-day outstanding billed revenue (which may be solved for in accordance with applicable Servicer Policies and Practices);

               (v) the 150-day outstanding billed revenue (which may be solved for in accordance with applicable Servicer Policies and Practices);

               (vi) the 180-day outstanding billed revenue (which may be solved for in accordance with applicable Servicer Policies and Practices);

               (vii) the estimated Net Write-Off percentage; and

               (viii) the projected billed revenue to which Intangible Transaction Charges apply.

           Write-Offs means write-offs of Billed Intangible Transition Charges that remain unpaid by Customers or Third Parties as of 210 days after the issuance of the Closing
           Bills containing such charges.

        SECTION 2. Data Acquisition.

        (a) Installation and Maintenance of Meters. Except to the extent that a Third Party is responsible for such services, the Servicer shall use its best efforts to cause to be installed, replaced and maintained meters in such places and in such condition as will enable the Servicer to obtain usage measurements for each Customer approximately every 30 days or as provided in the applicable tariff.

        (b) Meter Reading. At least once each calendar month, the Servicer shall obtain usage measurements from the Applicable MDMA for each Customer; provided, however, that the Servicer may determine any Customer's usage on the basis of estimates in accordance with applicable PUC Regulations.

        (c) Cost of Metering. The Issuer shall not be obligated to pay any costs associated with the metering duties set forth in this Section 2, including, but not limited to, the costs of installing, replacing and maintaining meters, nor shall the Issuer be entitled to any credit against the Servicing Fee for any cost savings realized by the Servicer or any Third Party as a result of new metering and/or billing technologies.

        SECTION 3. Usage and Bill Calculation.

        The Servicer shall obtain a calculation of each Customer's usage (which may be based on data obtained from such Customer's meter read or on usage estimates determined in accordance with applicable PUC Regulations) at least once each calendar month and shall determine therefrom each Customer's individual Intangible Transition Charge to be included on such Customer's Bill pursuant to PUC Regulations.

        SECTION 4. Billing.

        The Servicer shall implement the Intangible Transition Charges as of the Intangible Transition Charge Effective Date and shall thereafter bill each Customer or the Applicable Third Party for the respective Customer's outstanding current and past due Intangible Transition Charges accruing through the Intangible Transition Charge Termination Date, all in accordance with the following:

        (a) Frequency of Bills; Billing Practices. In accordance with the Servicer's then-existing Servicer Policies and Practices for its own charges, as such Servicer Policies and Practices may be modified from time to time, the Servicer shall generate and issue a Bill to each Customer, or, in the case of a Customer who has elected Consolidated Third Party Billing, to an Applicable Third Party, for such Customer's respective Intangible Transition Charge as a general practice once approximately every 30 days or such other time period as allowed by the PUC, at the same time, with the same frequency and on the same Bill as that containing the Servicer's own charges to such Customer or Third Party, as the case may be. In the event that the Servicer makes any material modification to these practices, it shall notify the Issuer, the Trustee and the Rating Agencies as soon as practicable, and in no event later than 60 Business Days after such modification goes into effect; provided, however, that

               (i) the Servicer may not make any modification that will materially adversely affect the Transition Bondholders and

               (ii) the Rating Agencies shall receive prior notice of any modification that would change the frequency with which Bills are issued or would change any tariff charged.

          (b) Format.

           (i) Each Bill to a Customer shall contain the charge corresponding to the respective Intangible Transition Charge owed by such Customer for the Billing Period. For residential Customers, the Customer's Bill will include a line-item containing a combined Intangible Transition Charge and Competitive Transaction Charge, and the amount of the Intangible Transition Charge will appear as a footnote to the Bill. For all other Customers, each Customer's Bill will include a separate line-item for the Customer's Intangible Transition Charge.

           (ii) In the case of each Customer that has elected Consolidated Third Party Billing, the Servicer shall deliver to the Applicable Third Party itemized charges for such Customer including the amount of such Customer's Intangible Transition Charge to be remitted by the Servicer to the Issuer.

           (iii) The Servicer shall conform to such requirements in respect of the format, structure and text of Bills delivered to Customers and Third Parties as applicable PUC Regulations shall from time to time prescribe. To the extent that Bill format, structure and text are not prescribed by the Competition Act, other applicable law or PUC Regulations, the Servicer shall, subject to clauses (i) and (ii) above, determine the format, structure and text of all Bills in accordance with its reasonable business judgment, its Servicer Policies and Practices with respect to its own charges and prevailing industry standards.

        (c) Delivery. The Servicer shall deliver all Bills to Customers

           (i) by United States mail in such class or classes as are consistent with the Servicer Policies and Practices followed by the Servicer with respect to its own charges or

           (ii) by any other means, whether electronic or otherwise, that the Servicer may from time to time use to present its own charges to its customers.

        In the case of Customers that have elected Consolidated Third Party Billing, the Servicer shall deliver all Bills to the Applicable Third Parties by such means as are prescribed by applicable PUC Regulations, or if not prescribed by applicable PUC Regulations, by such means as are mutually agreed upon by the Servicer and the Applicable Third Party and are consistent with PUC Regulations. The Servicer or a Third Party, as applicable, shall pay from its own funds all costs of issuance and delivery of all Bills, including but not limited to printing and postage costs as the same may increase or decrease from time to time.

        SECTION 5. Customer Service Functions.

        The Servicer shall handle all Customer inquiries and other Customer service matters according to the same procedures it uses to service Customers with respect to its own charges.

        SECTION 6. Collections; Payment Processing; Remittance.

        (a) Collection Efforts, Policies, Procedures.

           (i) The Servicer shall use reasonable efforts to collect all Billed Intangible Transition Charges from Customers and Third Parties as and when the same become due and shall follow such collection procedures as it follows with respect to comparable assets that it services for itself or others, including with respect to the following:

               (A) The Servicer shall prepare and deliver overdue notices to Customers and Third Parties in accordance with applicable PUC Regulations and Servicer Policies and Practices.

               (B) The Servicer shall apply late payment charges to outstanding Customer and Third Party balances in accordance with applicable PUC Regulations. All late payment charges and interest collected shall be payable to and retained by the Servicer as a component of its compensation under the Servicing Agreement, and the Issuer shall not have any right to share in the same.

               (C) The Servicer shall deliver verbal and written final call notices in accordance with applicable PUC Regulations and Servicer Policies and Practices.

               (D) The Servicer shall adhere and carry out disconnection policies in accordance with the Competition Act, other applicable law and PUC Regulations and Servicer Policies and Practices.

               (E) The Servicer may employ the assistance of collections agents in accordance with applicable PUC Regulations and Servicer Policies and Practices.

               (F) The Servicer shall apply Customer and Third Party deposits to the payment of delinquent accounts in accordance with applicable PUC Regulations and Servicer Policies and Practices and according to the priorities set forth in
               Section 6(b)(ii), (iii) and (iv) of this Exhibit A.

               (G) The Servicer shall promptly take all necessary action in accordance with applicable PUC Regulation to terminate billing of Intangible Transition Charges by Third Parties whose payments are 25 or more days delinquent for residential Customers or 20 or more days delinquent for all other Customers and to collect the Billed Intangible Transition Charges directly from the applicable Customers.

           (ii) The Servicer shall not waive any late payment charge or any other fee or charge relating to delinquent payments, if any, or waive, vary or modify any terms of payment of any amounts payable by a Customer, in each case unless such waiver or action:

               (A) would be in accordance with the Servicer's customary practices or those of any successor Servicer with respect to comparable assets that it services for itself and for others;

               (B) would not materially adversely affect the rights of the Transition Bondholders; and

               (C) would comply with applicable law; provided, however, that notwithstanding anything in the Servicing Agreement or this Exhibit A to the contrary, the Servicer is authorized to write off any Billed Intangible Transition Charges, in accordance with its Servicer Policies and Practices, that remain outstanding for 210 days.

           (iii) The Servicer shall accept payment from Customers in respect of Billed Intangible Transition Charges in such forms and methods and at such times and places as it accepts for payment of its own charges. The Servicer shall accept payment from Third Parties in respect of Billed Intangible Transition Charges in such forms and methods and at such times and places as the Servicer and each Third Party shall mutually agree in accordance with applicable PUC Regulations.

        (b) Payment Processing; Allocation; Priority of Payments.

           (i) The Servicer shall post all payments received to Customer accounts as promptly as practicable, and, in any event, substantially all payments shall be posted no later than two Business Days after receipt.

           (ii) Subject to clause (iii) below, the Servicer shall apply payments received to each Customer's or Third Party's account in proportion to the charges contained on the outstanding Bill to such Customer or Third Party.

           (iii) Any amounts collected by the Servicer that represent partial payments of the total Bill to a Customer or Third Party shall be allocated in accordance with the priorities set forth in Section 3.02(b) of the Servicing Agreement.

           (iv) The Servicer shall hold all over-payments for the benefit of the Issuer and shall apply such funds to future Bill charges in accordance with clauses (ii) and (iii) above as such charges become due.

           (v) For Customers on a Budget Payment Plan, the Servicer shall treat ITC Collections received from such Customers as if such Customers had been billed for their respective Intangible Transition Charges in the absence of the Budget Payment Plan. Partial payment of a Budget Payment Plan payment shall be allocated according to clause (iii) above, and overpayment of a Budget Payment Plan payment shall be allocated according to clause (iv) above.

        (c) Accounts; Records.

           (i) The Servicer shall maintain accounts and records as to the Transferred Intangible Transition Property accurately and in accordance with its standard accounting procedures and in sufficient detail to permit reconciliation between payments or recoveries with respect to the Transferred Intangible Transition Property and the amounts from time to time remitted to the Collection Account in respect of the Transferred Intangible Transition Property.

           (ii) The Servicer shall maintain accounts and records as to Third Parties performing Consolidated Third Party Billing or Full Consolidated Third Party Billing for Customers accurately and in accordance with its standard accounting procedures and in sufficient detail to permit reconciliation between payments or recoveries with respect to the Transferred Intangible Transition Property and amounts owed by such Customers in respect of Intangible Transition Charges.

        (d) Investment of ITC Collections Received. Prior to remittance on the applicable Remittance Date, the Servicer may invest ITC Collections received at its own risk and for its own benefit, and such investments and funds shall not be required to be segregated from the other investments and funds of the Servicer.

        (e) Calculation of Collections; Determination of Aggregate Remittance Amount.

           (i) On or before each Remittance Date, the Servicer shall calculate the total ITC Collections received by the Servicer from or on behalf of Customers during prior Collection Periods in respect of all previously Billed Intangible Transition Charges.

           (ii) In accordance with Section 4.01 of the Servicing Agreement and Annex I, the Servicer shall update the Variables and shall prepare Adjustment Requests to reflect the updated Variables when required to do so pursuant to Annex I.

        (f) Remittances.

           (i) The Servicer shall make remittances to the Issuer in accordance with Section 5.10 of the Servicing Agreement.

           (ii) In the event of any change of account or change of institution affecting the remittances, the Issuer shall provide written notice thereof to the Servicer by the earlier of:

               (A) five Business Days from the effective date of such change, or

               (B) five Business Days prior to the next applicable Remittance Date.



                                 APPENDIX A

                             MASTER DEFINITIONS


The definitions contained in this Appendix A are applicable to the singular as well as the plural forms of such terms.

        Act has the meaning specified in Section 11.03 of the Indenture.

        Adjustment Date means (i) January 1 of each year through January 1, 2008, (ii) July 1, 2008 and October 1, 2008 and (iii) the first day of each calendar month thereafter, commencing January 1, 2009.

        Administration Agreement means the Administration Agreement dated August 10, 1999, between PP&L, as Administrator, and the Issuer.

        Administrator means PP&L as administrator under the Administration Agreement.

        Affiliate means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, control when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms controlling and controlled have meanings correlative to the foregoing.

        Annual Accountant's Report has the meaning assigned to that term in
        Section 3.07 of the Servicing Agreement.

        Assignment means the Assignment executed and delivered by PP&L in favor of CEP Securities pursuant to, and in the form set forth in Exhibit A of, the Contribution Agreement.

        Authorized Denominations means, with respect to any Series or Class of Transition Bonds, $1,000 and integral multiples thereof, or such other denominations as may be specified in the Series Supplement therefor.

        Authorized Officer means, with respect to the Issuer, any Manager or the Member of the Issuer and, with respect to the Member of the Issuer, any officer who is authorized to act for the Member in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Member to the Trustee as of the date hereof (as such list may be modified or supplemented from time to time thereafter).

        Basic Documents means the Issuer LLC Agreement, the Issuer Certificate of Formation, the Contribution Agreement, the Assignment, the Sale Agreement, the Servicing Agreement, the Administration Agreement, the Indenture and any Bills of Sale.

        Billing Month means a particular calendar month during which Intangible Transition Charges are billed to Customers.

        Bill of Sale means any bill of sale issued by CEP Securities to the Issuer pursuant to the Sale Agreement evidencing the sale of Intangible Transition Property by CEP Securities to the Issuer.

        Bond Rate means, with respect to each Series or, if applicable, each Class of Transition Bonds, the rate at which interest accrues on the principal balance of Transition Bonds of such Series or Class, as specified in the Series Supplement therefor.

        Book-Entry Transition Bonds means beneficial interests in the Transition Bonds, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section
        2.11 of the Indenture.

        Business Day means any day other than a Saturday or Sunday or a day on which banking institutions in the City of Allentown, Pennsylvania, or in the City of New York, New York are required or authorized by law or executive order to remain closed.

        Calculation Date means, (i) with respect to each Adjustment Date through the January 1, 2008 Adjustment Date, the October 1 preceding such Adjustment Date through October 1, 2007, and (ii) thereafter, the fifteenth day of the month preceding each Adjustment Date, commencing June 15, 2008 with respect to the July 1, 2008 Adjustment Date.

        Capital Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

        CEP Securities means CEP Securities Co. LLC, a Delaware limited liability company, or its successor.

        Class means, with respect to any Series, any one of the classes of Transition Bonds of that Series, as specified in the Series Supplement for that Series.

        Class Final Maturity Date means the Final Maturity Date of a
        Class, as specified in the Series Supplement for the related Series.

        Clearing Agency means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

        Clearing Agency Participant means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

        Code means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

        Collateral has the meaning specified in the Granting Clause of the Indenture.

        Collection Account has the meaning specified in Section 8.02(a) of the Indenture.

        Collection Period means the period from and including the first day of a calendar month to but excluding the first day of the next calendar month.

        Collections Curve means a separate forecast prepared by the Servicer for each Customer Class of the percentages of amounts billed in a Billing Month that are expected to be received during each of the following seven months.

        Collections Curve Payment means, with respect to a Billing Month, the sum of the amounts paid to the Trustee over a seven-month period following that Billing Month based on the Collections Curves for that Billing Month.

        Commission means the U.S. Securities and Exchange Commission, and any successor thereof.

        Competition Act means the Pennsylvania Electricity Generation Customer Choice and Competition Act, Chapter 28 of Title 66 of the Pennsylvania Consolidated Statutes, 66 Pa. C.S., Sections 2801, et seq.

        Competitive Transition Charges means the competitive transition charges that PP&L may impose on Customers pursuant to the Competition Act and the Qualified Rate Order.

        Contract Rights has the meaning specified in Section 2.01 of the Contribution Agreement.

        Contributed Property has the meaning specified in Section 2.01 of the Contribution Agreement.

        Contribution Agreement means the Contribution Agreement, dated as of May 13, 1999, among PP&L, Group, Reserves and CEP Securities, as amended by the Amendment No. 1 thereto dated August 10, 1999, as the same may be further amended and supplemented from time to time.

        Corporate Trust Office means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at date of the execution of this Indenture is located at 101 Barclay Street, Floor 12 East, New York, NY 10286, Attention: Asset Backed Finance Unit or at such other address as the Trustee may designate from time to time by notice to the Transition Bondholders and the Issuer, or the principal corporate trust office of any successor Trustee (the address of which the successor Trustee will notify the Transition Bondholders and the Issuer).

        Covenant Defeasance Option has the meaning specified in Section
        4.01 of the Indenture.

        Curve Payment Shortfall means, with respect to each Billing Month and the Reconciliation Date for such Billing Month, the excess of actual ITC Collections the Servicer has received for that Billing Month over the Collections Curve Payments previously made to the Trustee for that Billing Month.

        Customer Class means each of the customer classes specified in the Qualified Rate Order.

        Customers means each person that

           (a) was a retail customer of electric service of PP&L located within PP&L's service territory on January 1, 1997 or that became a retail customer of electric service of PP&L located within PP&L's service territory after January 1, 1997,

           (b) is still located within PP&L's service territory, and

           (c) is receiving distribution service from PP&L.

        Daily Remittance Date means, if the Servicer has not satisfied the conditions of Section 5.10(b) of the Servicing Agreement, every second Business Day.

        Default means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

        Defeasance Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

        Definitive Transition Bonds has the meaning specified in Section
        2.11 of the Indenture.

        DTC Agreement means the agreement between the Issuer, the Trustee and The Depository Trust Company, as the initial Clearing Agency, dated as of the Closing Date, relating to the Transition Bonds, as the same may be amended and supplemented from time to time.

        Eligible Securities Account means either:

           (a) a segregated account with an Eligible Institution or

           (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

        Eligible Guarantor Institution means a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as "an eligible guarantor institution," including (as such terms are defined therein):

           (a) a bank;

           (b) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;

           (c) a credit union;

           (d) a national securities exchange, registered securities association or clearing agency; or

           (e) a savings association that is a participant in a securities transfer association.

        Eligible Institution means:

           (a) the corporate trust department of the Trustee, so long as any of the securities of the Trustee have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade, or

           (b) a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), which

               (i) has either

                  (A) with respect to any Eligible Investment having a maturity of greater than one month, a long-term unsecured debt rating of "AAA" by Standard & Poor's, "AAA" by Fitch and "Al" by Moody's or

                  (B) with respect to any Eligible Investment having a maturity one month or less, a certificate of deposit rating of "A-1+" by Standard & Poor's and "P-1" by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies and

               (ii) whose deposits are insured by the FDIC.

        Eligible Investments mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

           (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

           (b) demand deposits, time deposits or certificates of deposit of any depositors institution or trust company incorporated under the laws of the United States of America or any State thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

           (c) commercial paper or other short term obligations of any corporation organized under the laws of the United States of America (other than PP&L) whose ratings, at the time of the investment or contractual commitment to invest therein, from each of the Rating Agencies are in the highest investment category granted thereby;

           (d) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Trustee or any of its Affiliates act as investment manager or advisor);

           (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

           (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) above;

           (g) repurchase obligations with respect to any security or whole loan entered into with

               (i) a depository institution or trust company (acting as principal) described in clause (b) above (except that the rating referred to in the proviso in this clause (b) shall be A-1+ or higher in the case of Standard & Poor's) (any depository institution or trust company being referred to in this definition as a "financial institution"),

               (ii) a broker/dealer (acting as principal) registered as a broker or dealer under Section 15 of the Exchange Act (any broker/dealer being referred to in this definition as a "broker/dealer"), the unsecured short-term debt obligations of which are rated P-1 by Moody's and at least A-1+ by Standard & Poor's at the time of entering into this repurchase obligation, or

               (iii) an unrated broker/dealer, acting as principal, that is a wholly-owned subsidiary of a non-bank or bank holding company the unsecured short-term debt obligations of which are rated P-1 by Moody's and at least A-1+ by Standard & Poor's at the time of purchase; or

           (h) any other investment permitted by each of the Rating
           Agencies;

           provided, that, unless otherwise permitted by the Rating Agencies, upon the failure of any Eligible Institution to maintain any applicable rating set forth in this definition or the definition of Eligible Institution, the related investments at such institution shall be reinvested in Eligible Investments at a successor Eligible Institution within 10 days.

        Event of Default has the meaning specified in Section 5.01 of the Indenture.

        Excess Curve Payment means, with respect to each Billing Month and the Reconciliation Date for such Billing Month, the excess of the Collections Curve Payments previously made to the Trustee for that Billing Month over actual ITC Collections the Servicer has received for that Billing Month.

        Exchange Act means the Securities Exchange Act of 1934, as amended.

        Expected Amortization Schedule means, with respect to each Series or, if applicable, each Class of Transition Bonds, the expected amortization schedule for principal thereof, as specified in the Series Supplement therefor.

        Expected Final Payment Date means, with respect to each Series or, if applicable, each Class of Transition Bonds, the date when all interest and principal is scheduled to be paid for that Series or Class in accordance with the Expected Amortization Schedule, as specified in the Series Supplement therefor.

        FDIC means the Federal Deposit Insurance Corporation or any successor.

        Final Maturity Date means, for each Series or, if applicable, each Class of Transition Bonds, the date by which all principal and interest on the Transition Bonds is required to be paid, as specified in the Series Supplement therefor.

        Financing Issuance means an issuance of a new Series of Transition Bonds under the Indenture to provide funds to finance the purchase by the Issuer of Intangible Transition Property.

        Fitch IBCA means Fitch IBCA, Inc., or its successor.

        Formation Documents means, collectively, the Issuer LLC Agreement, the Issuer Certificate of Formation and any other document pursuant to which the Issuer is formed or governed, as the same may be amended and supplemented from time to time.

        General Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

        Grant means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal, interest and other payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

        Group means CEP Group, Inc., a Pennsylvania corporation, or its successor.

        Holder or Transition Bondholder means the Person in whose name a Transition Bond of any Series or Class is registered on the Transition Bond Register.

        Indemnification Event means an event which triggers PP&L's obligation to indemnify CEP Securities, the Issuer and the Trustee, for itself and on behalf of the Transition Bondholders, and each of their respective managers, officers, directors and agents, pursuant to Section 5.01 of the Contribution Agreement.

        Indemnity Amounts means any indemnification obligations payable by PP&L pursuant to Section 5.01 of the Contribution Agreement or the Servicer pursuant to Section 5.01 of the Servicing Agreement, as applicable.

        Indenture means the Indenture dated August 10, 1999, between the Issuer and the Trustee, as the same may be amended and supplemented from time to time by one or more indentures supplemental hereto, and shall include the forms and terms of the Transition Bonds established thereunder.

        Independent means, when used with respect to any specified Person, that the Person

           (a) is in fact independent of the Issuer, any other obligor upon the Transition Bonds, PP&L, Group, Reserves, CEP Securities and any Affiliate of any of the foregoing Persons,

           (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, PP&L, Group, Reserves, CEP Securities or any Affiliate of any of the foregoing Persons and

           (c) is not connected with the Issuer, any such other obligor, PP&L, Group, Reserves, CEP Securities or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

        Independent Certificate means a certificate or opinion to be delivered to the Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section
        11.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Appendix A and that the signer is Independent within the meaning thereof.

        Independent Manager has the meaning set forth in the Issuer LLC
        Agreement.

        Initial Intangible Transition Property means the Intangible Transition Property sold by the Seller to the Issuer as of the Initial Transfer Date pursuant to the Sale
        Agreement.

        Initial Transfer Date means the Series Issuance Date for the first Series of Transition Bonds.

        Insolvency Event means, with respect to a specified Person,

           (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days or

           (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

        Intangible Transition Charge Adjustment means each adjustment to Intangible Transition Charges related to the Transferred Intangible Transition Property made in accordance with Section 4.01 of the Servicing Agreement and the Issuer Annex.

        Intangible Transition Charge Adjustment Process means the process by which Intangible Transition Charges are adjusted pursuant to the Servicing Agreement and the Competition Act.

        Intangible Transition Charges means the intangible transition charges authorized by the PUC to be imposed on all Customer bills through a non-bypassable mechanism by PP&L or its successor or by any other entity which provides electric service to Customers, to recover Qualified Transition Expenses pursuant to the Competition Act and the Qualified Rate Order.

        Intangible Transition Property means the irrevocable right of PP&L or its successor or assignee to collect Intangible Transition Charges from Customers to recover through the issuance of Transition Bonds the Qualified Transition Expenses described in the Qualified Rate Order, including all right, title and interest of PP&L or its successor or assignee in such order and in all revenues, collections, claims, payments, money or proceeds of or arising from Intangible Transition Charges pursuant to the Qualified Rate Order, and all proceeds of any of the foregoing, which term is intended and shall be construed to be the same as "intangible transition property" as used in the Competition Act and the Qualified Rate Order.

        Intangible Transition Property Documentation means all documents relating to the Intangible Transition Property, including copies of the Qualified Rate Order and all documents filed with the PUC in connection with any Intangible Transition Charges Adjustment, as described in Section 3.08 of the Servicing Agreement.

        Interest means, for any Payment Date for any Series or Class of Transition Bonds, the sum, without duplication, of:

           (a) an amount equal to the amount of interest accrued at the applicable interest rates from the prior Payment Date with respect to that Series or Class;

           (b) any unpaid interest, to the extent permitted by law, plus any interest accrued on this unpaid interest;

           (c) if the Transition Bonds have been declared due and payable, all accrued and unpaid interest thereon; and

           (d) with respect to a Series or Class to be redeemed prior to the next Payment Date, the amount of interest that will be payable as interest on the Series on that Redemption Date.

        Issuer means PP&L Transition Bond Company LLC, a Delaware limited liability company, or its successor or the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

        Issuer Annex means, Annex 1 of the Servicing Agreement.

        Issuer Certificate of Formation means the Certificate of Formation of the Issuer which was filed with the Delaware Secretary of State's Office on March 25, 1999.

        Issuer LLC Agreement means the Amended and Restated Limited Liability Company Agreement between the Issuer and PP&L, as sole Member, dated August 10, 1999.

        Issuer Officer's Certificate means a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of
        Section 11.01 of the Indenture, and delivered to the Trustee. Unless otherwise specified, any reference in the Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

        Issuer Opinion of Counsel means one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be employees of or counsel to the Issuer and who shall be reasonably satisfactory to the Trustee, and which opinion or opinions shall be addressed to the Trustee, as Trustee, and shall comply with any applicable requirements of Section 11.01 of the Indenture, and shall be in a form reasonably satisfactory to the Trustee.

        Issuer Order and Issuer Request means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Trustee.

        ITC Collections means amounts collected in respect of Intangible Transition Charges.

        Legal Defeasance Option has the meaning specified in Section 4.01(b) of the Indenture.

        Lien means a security interest, lien, charge, pledge, equity or encumbrance of any kind.

        Losses means collectively, any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever.

        Manager means any manager of the Issuer.

        Member means PP&L, as the sole member of the Issuer.

        Monthly Remittance Date means, if the Servicer has satisfied the conditions of Section 5.10(b) of the Servicing Agreement, the fifteenth (15th) day of each calendar month (or if such fifteenth
        (15th) day is not a Business Day, the next Business day).

        Moody's means Moody's Investors Service Inc., or its successor.

        Officers' Certificate means a certificate signed, in the case of PP&L, by

           (a) the chairman of the board, the president, the vice chairman of the board, any executive vice president or any vice president; and

           (b) the treasurer, any assistant treasurer, the secretary or any assistant secretary and, in the case of CEP Securities, by two of the Managers of CEP Securities.

        Operating Expenses means, with respect to the Issuer, all fees, costs, expenses and indemnity payments owed by the Issuer, including all amounts owed by the Issuer to the Trustee, the Quarterly Servicing Fee, the quarterly fee payable by the Issuer to the Administrator under the Administration Agreement, the fees and expenses payable by the Issuer to the independent managers of the Issuer, legal fees and expenses of the Servicer pursuant to Section
        3.09 of the Servicing Agreement, and legal and accounting fees, costs and expenses of the Issuer.

        Opinion of Counsel means one or more written opinions of counsel who may be an employee of or counsel to CEP Securities or PP&L, which counsel shall be reasonably acceptable to the Trustee, the Issuer or the Rating Agencies, as applicable, and which shall be in form reasonably satisfactory to the Trustee, if applicable.

        Outstanding with respect to Transition Bonds means, as of the date of determination, all Transition Bonds theretofore authenticated and delivered under the Indenture except:

           (a) Transition Bonds theretofore canceled by the Transition Bond Registrar or delivered to the Transition Bond Registrar for cancellation;

           (b) Transition Bonds or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Transition Bonds; provided, however, that if such Transition Bonds are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Trustee, made; and

           (c) Transition Bonds in exchange for or in lieu of other Transition Bonds which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Trustee is presented that any such Transition Bonds are held by a protected purchaser;

        provided that in determining whether the Holders of the requisite Outstanding Amount of the Transition Bonds or any Series or Class thereof have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Transition Bonds owned by the Issuer, any other obligor upon the Transition Bonds, PP&L, Group, Reserves, CEP Securities or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Transition Bonds that the Trustee knows to be so owned shall be so disregarded. Transition Bonds so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Transition Bonds and that the pledgee is not the Issuer, any other obligor upon the Transition Bonds, PP&L, Group, Reserves, CEP Securities or any Affiliate of any of the foregoing Persons.

        Outstanding Amount means the aggregate principal amount of all Outstanding Transition Bonds or, if the context requires, all Outstanding Transition Bonds of a Series or Class Outstanding at the date of determination.

        Overcollateralization means, with respect to any Payment Date, an amount that, if deposited to the Overcollateralization Subaccount, would cause the balance in such subaccount to equal the Scheduled Overcollateralization Level for such Payment Date, without regard to investment earnings.

        Overcollateralization Amount means, with respect to any Series of Transition Bonds, the amount specified as such in the Series Supplement therefor.

        Overcollateralization Subaccount has the meaning specified in
        Section 8.02(a) of the Indenture.

        Paying Agent means the Trustee or any other Person that meets the eligibility standards for the Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments of principal of or premium, if any, or interest on the Transition Bonds on behalf of the Issuer.

        Payment Date means, with respect to each Series or, if applicable, each Class of Transition Bonds, each date or dates specified as Payment Dates for such Series or Class in the Series Supplement therefor.

        Person means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), business trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

        PP&L means PP&L, Inc., a Pennsylvania corporation, or its successor.

        Predecessor Transition Bond means, with respect to any particular Transition Bond, every previous Transition Bond evidencing all or a portion of the same debt as that evidenced by such particular Transition Bond; and, for the purpose of this definition, any Transition Bond authenticated and delivered under Section 2.06 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Transition Bond shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Transition Bond.

        Post-Retail Access means any period after the time that a Customer was permitted to choose its electricity generation supplier.

        Pre-Retail Access means any period prior to the time that a Customer was permitted to choose its electricity generation supplier.

        Principal means, with respect to any Payment Date and each Series or, if applicable, each Class of Transition Bonds:

           (a) the amount of principal scheduled to be paid on such Payment Date in accordance with the Expected Amortization Schedule;

           (b) the amount of principal due on the Final Maturity Date of any Series or Class on such Payment Date;

           (c) the amount of principal due as a result of the occurrence and continuance of an Event of Default and acceleration of the Transition Bonds;

           (d) the amount of principal and premium, if any, due as a result of a redemption of Transition Bonds on such Payment Date; and

           (e) any overdue payments of principal.

        Proceeding means any suit in equity, action at law or other judicial or administrative proceeding.

        Projected Transition Bond Balance means, as of any date, the sum of the amounts provided for in the Expected Amortization Schedules for each outstanding Series of Transition Bonds and such date.

        PUC means the Pennsylvania Public Utility Commission or any successor.

        PUC Regulations means any regulations, orders or directives promulgated, issued or adopted by the PUC.

        Qualified Rate Order means the Final Order issued by the PUC on August 27, 1998 pursuant to the Competition Act, as such order has been supplemented by the Supplemental Order issued by the PUC on May 21, 1999, and as such order may hereafter be further supplemented by an order of the PUC issued pursuant to paragraph 19 of the August 27, 1998 order.

        Qualified Transition Expenses has the meaning assigned to that term in the Competition Act and the Qualified Rate Order.

        Quarterly Servicing Fee means the fee payable to the Servicer on the Business Day preceding each Payment Date for services rendered, in accordance with Section 5.07 of the Servicing Agreement.

        Rating Agency means any rating agency rating the Transition Bonds of any Class or Series at the time of issuance thereof at the request of the Issuer. If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, notice of which designation shall be given to the Trustee under the Indenture, the Member of the Issuer and the Servicer.

        Rating Agency Condition means, with respect to any action, the notification in writing by each Rating Agency to the Trustee and the Issuer that such action will not result in a reduction or withdrawal of the then current rating by such Rating Agency of any outstanding Series or Class of Transition Bonds.

        Reconciliation Date means, with respect to any Billing Month, the twelfth (12th) day (or if such twelfth (12th) day is not a Business Day, the next Business day) in the eighth month after such Billing Month.

        Record Date means, with respect to any Payment Date for a Series or Class, the date set forth as such in the Series Supplement therefor.

        Redemption Date means, with respect to each Series or, if applicable, each Class of Transition Bonds, the date for the redemption of the Transition Bonds of such Series or Class pursuant to Sections 10.01 or 10.02 of the Indenture or the Series
        Supplement for such Series or Class, which in each case shall be a Payment Date.

        Redemption Price has the meaning set forth in Section 10.01 of the Indenture.

        Refunding Issuance means issuance of a new Series of Transition Bonds hereunder to pay the cost of refunding, through redemption or payment on the Expected Final Payment Date for a Series or Class of Transition Bonds, all or part of the Transition Bonds of such Series or Class to the extent permitted by the terms thereof.

        Registered Holder means, as of any date, the Person in whose name a Transition Bond is registered on the Transition Bond Register on such date.

        Released Parties has the meaning specified in Section 5.02(f) of the Servicing Agreement.

        Remittance Date means a Daily Remittance Date or a Monthly Remittance Date, as applicable.

        Required Capital Amount means a capital contribution in an amount equal to the amount specified in the related Series Supplement, representing a capital contribution from PP&L.

        Reserve Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

        Reserves means CEP Reserves, Inc., a Delaware corporation, or its successor.

        Responsible Officer means, with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

        Retiring Trustee means a Trustee that resigns or vacates the office of Trustee for any reason.

        Sale Agreement means the Intangible Transition Property Sale Agreement dated August 10, 1999, between the Seller and the Issuer.

        Sale Date means each date on which the Seller sells, transfers, assigns and conveys the Intangible Transition Property to the Issuer.

        Scheduled Overcollateralization Level means, with respect to any Payment Date, the amount set forth as such in Schedule 1 of the Indenture, as such Schedule has been adjusted in accordance with
        Section 3.19 of the Indenture to reflect redemptions or defeasances of Transition Bonds and issuances of additional Series of Transition Bonds.

        Seller means CEP Securities Co. LLC, a Delaware limited liability company, or its successor, in its capacity as seller of the Intangible Transition Property to the Issuer pursuant to the Sale Agreement.

        Series means any series of Transition Bonds issued and authenticated by the Issuer pursuant to the Indenture, as specified in the Series Supplement therefor.

        Series Final Maturity Date means the Final Maturity Date for a Series.

        Series Issuance Date means, with respect to any Series, the date on which the Transition Bonds of such Series are to be originally issued in accordance with Section 2.10 of the Indenture and the Series Supplement for such Series.

        Series Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

        Series Supplement means an indenture supplemental to the Indenture that authorizes a particular Series of Transition Bonds.

        Servicer means PP&L, as the servicer of the Intangible Transition Property, and each successor to PP&L (in the same capacity) pursuant to Section 5.03 or 6.04 of the Servicing Agreement.

        Servicer Default means an event specified in Section 6.01 of the Servicing Agreement.

        Servicing Agreement means the Servicing Agreement dated August 10, 1999, between the Issuer and the Servicer, as the same may be amended and supplemented from time to time.

        Servicing Fee means the fee paid by the Issuer to the Servicer on each Payment Date with respect to each Series of Transition Bonds in an amount to be specified in the Section 5.07 of the Servicing Agreement.

        Standard & Poor's, or S&P, means Standard & Poor's Rating Group, a division of The McGraw-Hill Companies, or its successor.

        State means any one of the 50 states of the United States of America or the District of Columbia.

        Subsequent Intangible Transition Property means Intangible Transition Property sold by the Seller to the Issuer as of a Subsequent Transfer Date pursuant to the Sale Agreement.

        Subsequent Sale means the sale of additional Intangible Transition Property by the Seller to the Issuer after the Initial Transfer Date, subject to the satisfaction of the conditions specified in the Sale Agreement and the Indenture.

        Subsequent Transfer Date means the date that a Subsequent Sale will be effective, specified in a written notice provided by the Seller to the Issuer pursuant to the Sale Agreement.

        Successor Servicer means a successor Servicer appointed by the Trustee pursuant to Section 6.01 of the Servicing Agreement which will succeed to all the rights and duties of the Servicer under the Servicing Agreement.

        Supplemental Indenture means a supplemental indenture entered into by the Issuer and the Trustee pursuant to Article IX of the Indenture.

        Supplemental Order means the Order of the PUC dated May 21, 1999, supplementing the Qualified Rate Order.

        Termination Notice has the meaning specified in Section 6.01 of the Servicing Agreement.

        Third Party means any third party, including any electric generation supplier, providing billing or metering services, licensed by the PUC pursuant to relevant provisions of the Competition Act and any PUC order.

        Transfer Date means the Initial Transfer Date or any Subsequent Transfer Date, as applicable.

        Transferred Intangible Transition Property means Intangible Transition Property which has been sold, assigned and transferred to the Issuer pursuant to the Sale Agreement.

        Transition Bond means any of the transition bonds (as defined in the Competition Act) issued by the Issuer pursuant to the Indenture.

        Transition Bond Balance means, as of any date, the aggregate Outstanding Amount of all Series of Transition Bonds on such date.

        Transition Bond Owner means, with respect to a Book-Entry
        Transition Bond, the Person who is the beneficial owner of such Book-Entry Transition Bond, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency
        Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

        Transition Bond Register means a register, kept by the Transition Bond Registrar on behalf of the Issuer in which, subject to such reasonable regulations as it may prescribe, the Transition Bond Registrar shall provide for the registration of Transition Bonds and the registration of transfers of Transition Bonds.

        Transition Bond Registrar means the Trustee, in its capacity as keeper of the Transition Bond Register, or any successor to the Trustee in such capacity.

        Trust Indenture Act or TIA means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

        Trustee means The Bank of New York, a New York banking corporation, or its successor or any successor Trustee under the Indenture.

        UCC means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

        U.S. Government Obligations means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

        Y2K Compliant means that computer systems and equipment with date-sensitive chips will accurately process date and time data.